EXHIBIT 10.1

2006 Non-Qualified Stock Option Award

May 17, 2006

2006 Stock Option Grant for:

[Name of Director]

This notice confirms the grant of a non-qualified stock option to you by the Company on May 2, 2006 to buy 6,400 shares of the Company’s common stock at $36.10 per share as outlined below.

Grant Type	Number of Shares	Date First Exercisable	Expiration Date
Non-Qualified	6,400	May 2, 2007	May 2, 2016

                This stock option is subject to the initial exercise provisions shown above and in no event are they exercisable later than May 1, 2016.  These options may expire before May 2, 2016 if your service as a director ends before that date.

The option is subject to the terms and conditions set forth in this letter, the Summary of Key Terms and the West Pharmaceutical Services, Inc. 2004 Stock-Based Compensation Plan under which they are granted.

You may exercise your options on Computershare’s Wealthviews website (https://www.wealthviews.com/WST), or by calling Computershare’s telephone hotline (1-866-423-5227).  You will need your USER ID and PIN number.  If you do not have your PIN number, contact Joanne Boyle in the Law Department (610-594-2916) and she will assist you.  The only exercise that cannot be performed over the website or hotline is a stock swap which can be handled via fax on the form provided with this letter.  Joanne Boyle can also assist you with this process.

Enclosed with this award letter is an information packet that contains a form of Irrevocable Notice of Exercise of Stock Option for Stock Swaps, a Summary of Key Terms and a Participant Information Statement.  Details of the exercise and termination provisions are contained in the enclosed Summary of Key Terms, which you should read carefully.  The Participant Information Statement, which contains additional information about the Plan, including the U.S. federal tax consequences of awards based on the state of the law at the time of the grant.  We strongly suggest that you consult a qualified financial or tax advisor before exercising your options or disposing of your stock.

Very truly yours,

John R. Gailey III
Secretary

JRG/kmt

Enclosures

2006 Non-Qualified Stock Option Award

Summary of Key Terms (Excerpted from Participant Information Statement) for

Director Stock Option Grants

Option Price . . .	. . . is the fair market value of West common stock on the grant date as determined by the Plan.
First Exercisable Date . . .	. . . is generally one year from the date of the grant, unless the options have become exercisable or have been terminated earlier. See events below.
Total Exercise Price . . .

. . . is equal to the exercise price per share specified in the grant multiplied by the total number of shares to be received, and is payable: . . . in cash (i.e., by delivery of a check), . . . in cash received from a broker-dealer whom the optionee has authorized to sell all or a portion of the Common Stock covered by the option, . . . by delivery of a number of shares of Common Stock held by the optionee for at least six months and valued at their fair market value on the date of exercise.

Termination Event	Exercisable Options	Unexercisable Options
Termination of Employment . . . . . . for reasons other than retirement, cause, disability or death	. . . expire 90 days after the date of termination, but not beyond the expiration date of the grant.	. . . expire at the close of business on the date of termination.
. . . on account of death

. . . may be exercised by the person the optionee names in the Will, the legal representative or the spouse, as the case may be, for up to 1 year following the date of death, but not beyond the expiration date of the grant.

. . . expire at the close of business on the date of death.
. . . on account of retirement	. . . may be exercised up to the full term of the grant.	. . . vest in full as of the date of retirement and immediately become exercisable for the full term of the grant.
. . . on account of disability	. . . may be exercised up to the full term of the grant.	. . . expire at the close of business on the date of termination.
. . . for cause	. . . expire on the commencement of business on the date of the termination.	. . . expire on the commencement of business on the date of the termination.

2006 Non-Qualified Stock Option Award

Death After Retirement

. . . may be exercised by the person the optionee names in the Will, the legal representative or the spouse, as the case may be, for up to 1 year following the date of death, but not beyond the expiration date of the grant.

. . . expire at the close of business on the date of death.
Upon or following a Change of Control . . .	. . . may be exercised for the full term of the grant.	. . . vest in full as of the date of the Change of Control and immediately become exercisable for the full term of the grant.

This Award and the option granted hereunder is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or differences between this award letter and its summary and the terms of the Plan, the terms of the Plan will control.